Exhibit 99.1
THORATEC REPORTS THIRD QUARTER 2006 RESULTS;
ANNOUNCES FILING OF FIRST TWO MODULES OF PMA
SEEKING BRIDGE-TO-TRANSPLANTATION APPROVAL FOR HEARTMATE® II
97 PATIENTS IMPLANTED IN HEARTMATE II PIVOTAL TRIAL OVER PAST THREE MONTHS; TOTAL ENROLLMENT
NOW AT 416
     (PLEASANTON, CA), October 31, 2006—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported financial results for the third quarter and first nine months of fiscal 2006.
     For the quarter ended September 30, 2006, Thoratec reported revenues of $51.7 million, a six percent increase over revenues of $48.8 million in the same period a year ago. The company's Cardiovascular Division reported revenues of $31.6 million versus $30.6 million in the third quarter a year ago, while the ITC Division reported revenues of $20.1 million versus $18.2 million in the same period a year ago.
     Net income on a GAAP basis was $1.5 million, or $0.03 per diluted share, compared with net income of $3.1 million, or $0.06 per diluted share, in the third quarter of 2005. The adoption of SFAS No. 123R negatively impacted GAAP earnings per share by $0.02. Gross margin on a GAAP basis was 57 percent versus 62 percent in the third quarter of 2005.
     Non-GAAP net income, which is described in detail later in this release, was $5.1 million, or $0.10 per diluted share, versus non-GAAP net income of $5.6 million, or $0.11 per diluted share, in the third quarter of 2005. Total diluted shares were 52.8 million versus 51.4 million in the third quarter of 2005.
     For the first nine months of 2006, Thoratec reported revenues of $155.3 million versus revenues of $146.9 million in the first nine months of 2005. Cardiovascular Division revenues for the first nine months of 2006 were $97.2 million versus $91.5 million in the same period a year ago. ITC revenues for the first nine months of 2006 were $58.1 million versus $55.4 million in the same period a year ago.
     Net income on a GAAP basis was $0.9 million or $0.02 per diluted share, compared with net income of $8.7 million, or $0.17 per diluted share, in the same period a year ago.
     For the first nine months of 2006, non-GAAP net income was $13.2 million, or $0.25 per diluted share, compared with non-GAAP net income of $15.3 million, or $0.31 per diluted share, in the first nine months of 2005.

     The company also announced that it has filed the first two modules of its PMA (Pre-Market Approval) seeking approval to market its HeartMate II for bridge-to-transplantation (BTT). Thoratec said that as of October 26, 2006, it had implanted a total of 416 patients in its Phase II pivotal trial for the next generation assist device, enrolling 97 patients during the past three months, including a record 48 patients in the Destination Therapy arm.
     “Our HeartMate product line continued to experience strong growth during the quarter, as a result of our clinical trial activity and continued expansion of commercial sales in Europe. In addition, ITC sales were up 11 percent over the prior year driven by strong increases in our alternate site business,” noted Gary F. Burbach, president and chief executive officer of Thoratec. “These improvements were offset by a slowing in sales of our Thoratec® VADs (Ventricular Assist Devices) as we had an unusually strong third quarter last year due to the impact of the U.S. rollout of the IVAD™ (Implantable VAD), as well as slower PVAD activity in Europe this year. In addition, revenues from our Vectra® VAG (Vascular Access Graft) declined by approximately $0.8 million year-over-year.”
     The company said that gross margins on a comparative basis year-over-year were impacted in the Cardiovascular Division by unfavorable capitalized variances in the third quarter of 2006 related to lower production volumes in earlier periods. In addition, the Cardiovascular Division benefited in the third quarter of 2005 from the recognition of a payment received from Bard for continuation of Vectra distribution rights. The ITC Division was affected by higher freight costs and unfavorable product mix in the third quarter of 2006 compared to the same period of 2005.
     The updated HeartMate II Pivotal trial patient enrollment includes 220 patients enrolled in the BTT arm versus 171 three months ago, and 196 Destination Therapy (DT) patients versus 148 three months ago. Of the DT patients, 113 are enrolled in the randomized portion of the trial, which means the company is now more than halfway to the 200 patient enrollment called for in the DT arm of the trial.
     “Enrollment in our Pivotal II trial for the HeartMate II remains very encouraging,” noted Jeffrey Nelson, president of Thoratec’s Cardiovascular Division. “We believe that this reflects the continued positive trial data—including presentations at two recent major medical meetings—and increasing confidence about the device among clinicians.
     “We have achieved a key milestone in this trial with the filing of the first two modules of our PMA seeking bridge approval. These modules address all of the supporting engineering and pre-clinical studies, as well as manufacturing and quality systems. We remain confident that we will complete this PMA filing before the end of 2006. In addition, we have submitted a filing to the FDA seeking approval to allow enrollment of additional BTT patients under our Continued Access Protocol and expect to receive that approval shortly,” he continued.

     The company recently completed two important transactions as part of its long-term growth strategy. They included:
•	A distribution agreement with Levitronix under which Thoratec will distribute the Levitronix CentriMag Blood Pumping System in the U.S. The device is used for short-term support of patients requiring extracorporeal circulatory support during cardiac surgery in the U.S., as well as CE Mark approval in Europe to provide support for up to 14 days, and complements Thoratec’s market leading presence in the mid-and long-term support market.
•	The company’s ITC division acquired A-VOX Systems, a leading manufacturer of point-of-care (POC) instruments and disposables used in Co-Oximetry testing. This transaction increases ITC’s presence in the hospital POC market, including the cath lab, operating room and intensive care unit.
GUIDANCE FOR FISCAL 2006
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
•	The company is reconfirming prior guidance for revenues in fiscal 2006 in the range of $206-$215 million, with VAD revenues expected to grow 5-11 percent over those in 2005. Revenues from the company’s Vectra® VAG (Vascular Access Graft) are expected to be $2.5-$3.0 million in 2006. Revenues at ITC for fiscal 2006 are expected to grow in the range of 4-7 percent versus 2005.
•	The company now expects gross margin to be approximately 59 percent for the year. The tax rate on a GAAP basis is expected to be 18-22 percent, and 26-30 percent on a non-GAAP basis. The fully diluted share count for the year is now expected to be approximately 54 million.
•	The company continues to expect net income on a GAAP basis of $2.0-$5.0 million in fiscal 2006, or $0.04-$0.09 per diluted share. This includes $9.5-$10.5 million in costs related to the effect of SFAS No. 123R.

MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP_FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes, excluding as applicable, amortization of intangibles, certain litigation and CEO transition expenses and other unusual or non-recurring costs, and also excludes stock-based compensation expense under SFAS No. 123R and changes in the value of the “make whole” provision of our convertible notes, in each case adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, certain litigation and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.
     In addition, management believes that excluding share-based compensation expense under SFAS No.123R is appropriate because this is not a cash expense, but instead is a significant accounting charge that the company was not required to record in the past. Management also believes that changes in the value of the “make whole” provision of the company’s convertible notes should be excluded from non-GAAP net income because the amount involved is not an actual cash expense but instead is an estimated amount that we record pursuant to accounting rules that require the “make whole” provision to be treated as a separate security. Accordingly, management believes that excluding these two expenses from non-GAAP net income will provide information that is more generally comparable to prior periods and that reflects the company’s core operating results.
     Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of Thoratec’s core operating results. Note however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 8:30 a.m. Pacific Standard Time, (11:30 a.m., Eastern Standard Time) today. The teleconference can be accessed by calling (913) 981-5571, passcode 8167346. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com A replay of the conference call will be available through Tuesday, November 7, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 8167346.
     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 10,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not excluding those addressing guidance for fiscal 2006 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” “will” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of enrollment in and timing of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisitions related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contact Information:
Cynthia Lucchese
Senior Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

			Fiscal Quarter Ended September 2006

		Share Based	Amortization of	CEO	Litigation,
	GAAP	Compensation	Purchased	Transition	Make-Whole	Non-GAAP
	Results	Expense	Intangibles	Costs	Provision and Other	Results

Product sales	$51,747	—	—	—	—	$51,747
Cost of product sales	22,078	(334)	—	—	—	21,744

Gross profit	29,669	334	—	—	—	30,003

Operating expenses:
Selling, general and administrative	17,977	(1,317)	—	(98)	—	16,562
Research and development	8,766	(552)	—	—	—	8,214
Amortization of purchased intangible assets	2,974	—	(2,974)	—	—	—
Litigation and other costs	—	—	—	—	—	—

Total operating expenses	29,717	(1,869)	(2,974)	(98)	—	24,776

Income (loss) from operations	(48)	2,203	2,974	98	—	5,227
Interest expense	(1,051)	—	—	—	—	(1,051)
Interest income and other	2,186	—	—	—	(52)	2,134

Income before income tax expense	1,087	2,203	2,974	98	(52)	6,310
Income tax expense (benefit)	(403)					1,255

Net income	$1,490					$5,055

Net income per share, basic and diluted	$0.03					$0.10

Shares used to compute net income (loss) per share:
Basic	51,955					51,955
Diluted	52,755					52,755

			Fiscal Quarter Ended September 2005

		Share Based	Amortization of	CEO
	GAAP	Compensation	Purchased	Transition	Litigation and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$48,841	—	—	—	—	$48,841
Cost of product sales	18,610	—	—	—	—	18,610

Gross profit	30,231	—	—	—	—	30,231

Operating expenses:
Selling, general and administrative	14,987	(251)	—	(580)	—	14,156
Research and development	8,093	—	—	—	—	8,093
Amortization of purchased intangible assets	2,800	—	(2,800)	—	—	—
Litigation and other costs	—	—	—	—	—	—

Total operating expenses	25,880	(251)	(2,800)	(580)	—	22,249

Income from operations	4,351	251	2,800	580	—	7,982
Interest expense	(1,037)	—	—	—	—	(1,037)
Interest income and other	1,113	—	—	—	—	1,113

Income before income tax expense	4,427	251	2,800	580	—	8,058
Income tax expense (benefit)	1,325					2,422

Net income	$3,102					$5,636

Net income per share, basic and diluted	$0.06					$0.11

Shares used to compute net income per share:
Basic	49,562					49,562
Diluted	51,419					51,419
Use of Non-GAAP Financial Measures
This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable amortization of intangibles, certain litigation, CEO transition expenses and other unusual or non-recurring costs, as well as share based compensation expense under FAS 123R and changes in the value of the make-whole provisions for our convertible note and takes into account the tax effect of these adjustments. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

			Nine Months Ended September 2006

		Share Based	Amortization of	CEO	Litigation,
	GAAP	Compensation	Purchased	Transition	Make-Whole	Non-GAAP
	Results	Expense	Intangibles	Costs	Provision and Other	Results

Product sales	$155,285	—	—	—	—	$155,285
Cost of product sales	64,840	(988)	—	—	—	63,852

Gross profit	90,445	988	—	—	—	91,433

Operating expenses:
Selling, general and administrative	55,228	(4,724)	—	(1,046)	—	49,458
Research and development	28,108	(1,744)	—	—	—	26,364
Amortization of purchased intangible assets	8,921	—	(8,921)	—	—	—
Litigation and other costs	447	—	—	—	(447)	—

Total operating expenses	92,704	(6,468)	(8,921)	(1,046)	(447)	75,822

Income (loss) from operations	(2,259)	7,456	8,921	1,046	447	15,611
Interest expense	(3,159)	—	—	—	—	(3,159)
Interest income and other	5,678	—	—	—	(37)	5,641

Income before income tax expense	260	7,456	8,921	1,046	410	18,093
Income tax expense (benefit)	(637)					4,892

Net income	$897					$13,201

Net income per share, basic and diluted	$0.02					$0.25

Shares used to compute net income per share:
Basic	52,154					52,154
Diluted	53,510					53,510

			Fiscal Quarter Ended September 2005

		Share Based	Amortization of	CEO
	GAAP	Compensation	Purchased	Transition	Litigation and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$146,917	—	—	—	—	$146,917
Cost of product sales	57,045	—	—	—	—	57,045

Gross profit	89,872	—	—	—	—	89,872

Operating expenses:
Selling, general and administrative	44,610	(732)	—	(580)	—	43,298
Research and development	23,737	—	—	—	—	23,737
Amortization of purchased intangible assets	8,404	—	(8,404)	—	—	—
Litigation and other costs	177	—	—	—	(177)	—

Total operating expenses	76,928	(732)	(8,404)	(580)	(177)	67,035

Income from operations	12,944	732	8,404	580	177	22,837
Interest expense	(3,082)	—	—	—	—	(3,082)
Interest income and other	2,983	—	—	—	—	2,983

Income before income tax expense	12,845	732	8,404	580	177	22,738
Income tax expense (benefit)	4,187					7,412

Net income	$8,658					$15,326

Net income per share, basic	$0.18					$0.31

Net income per share, diluted	$0.17					$0.31

Shares used to compute net income per share:
Basic	48,835					48,835
Diluted	50,168					50,168
Use of Non-GAAP Financial Measures
This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable amortization of intangibles, certain litigation, CEO transition expenses and other unusual or non-recurring costs, as well as share based compensation expense under FAS 123R and changes in the value of the make-whole provisions for our convertible note and takes into account the tax effect of these adjustments. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.